Exhibit 8.1

Exhibit 8.1 to Registration Statement on Form 20-F
of pSivida Limited

List of Subsidiaries

AION Diagnostics Limited, Australia
AION Diagnostics, Inc.
pSiMedica Limited, United Kingdom
pSiOncology Pte. Limited, Singapore
pSivida Inc., United States
pSiNutria Limited, Australia